UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2006

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39526 Charlestown Pike

Hamilton, Virginia 20158

(Address of Principal Executive Offices, including zip code)

(540) 882-3087

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of October 12, 2006, Catcher Holdings, Inc. (the “Company”) entered into a lease agreement for the premises comprising approximately 2,604 square feet at 44084 Riverside Parkway, Lansdowne, Virginia 20176 (the “Lease”). The parties to the Lease are the Company, as tenant, and GPO Riverbend LLC, as landlord.

The term of the Lease extends for three (3) years, ending on October 31, 2009. The Company is obligated to pay a security deposit of $21,700, and rent in the amount of $65,100 for the period from November 1, 2006 through October 31, 2007. Thereafter, the Company’s rent obligations are: $67,053 for the period from November 1, 2007 through October 31, 2008; and $69,064.59 for the period from November 1, 2008 through October 31, 2009. In addition, the Company is obligated to pay for its share of common operating expenses and, if applicable, any increases in property taxes above the base year 2006. At the end of the term, the Company has one option to renew the lease for an additional two (2) years at the rate for the prior year increased by three percent (3%) for each year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

October 23, 2006	By:	/s/ Charles Sander
Charles Sander
President and Chief Executive Officer